UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: April 17, 2008

VERSA CARD, INC.
(Exact name of registrant as specified in its charter)
Formerly Intrepid Global Imaging 3D, Inc.

DELAWARE
(State or other jurisdiction of incorporation or organization)

000-27407	98-0187705
(Commission File Number)	(IRS Employer Identification Number)

William R. Dunavant, Chief Executive Officer / Chief Financial Officer

1615 Walnut Street, 3 rd Floor, Philadelphia, PA 19103
(Address of principal executive offices)

(215) 972-1601.
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 26, 2007, Intrepid Global Imaging 3D, Inc. (the “Company”) entered into an agreement (the “Agreement”) which was announced in an 8-K filed November 27, 2007 that the Company had entered into a Material Definitive Agreement with the MacKay Group Limited (“MKG”), a Hong Kong corporation that is the sole shareholder First Versatile Smartcard Solutions Corporation, (“FVS”) a corporation duly organized and existing under the laws of the Philippines.

The filing stated in pertinent part:

WHEREAS , The Boards of Directors of Intrepid and FVS, and the sole shareholder of FVS, MKG, deem it desirable and in the best interests of the corporations and their shareholders that FVS be merged into Intrepid in accordance with applicable Delaware Statutes.

The transaction as described in the 8K has been completed as of April 17, 2008. However, it was not a “merger” but an acquisition by the Company of 100% of the issued, authorized and outstanding shares of FSV such that FSV is now a wholly owned subsidiary of the Company. All steps required to complete the transaction have been taken and have been fully approved and ratified by the respective Boards of the two companies as of April 17, 2008. The Board of the Company, as specified below, has fully ratified the acquisition.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The Company announced in a 8-K filed December 3, 2007, that effective November 30, 2007, the Company appointed Ndewura Wayo Issifu as the COO of the Company. Mr. Willian R. Dunavant, Mr. Jose Ramon V. Cortes and Mr. Issifu were also appointed to members of the Board of Directors of the Company to serve until the Company’s next annual meeting of stockholders. Mr. Issifu will also be the Board’s Vice-Chairman. In that filing, James R. Mackay was also appointed the Chairman of the Board of Directors of the Company.

On April 15, 2008 the Company filed an 8-K/A which stated that the appointments of Messers: James R. Mackay, Ndewura Wayo Issifu, Mr. Jose Ramon V. Cortes were not ratified by the Board of Directors to become members of the Board of Directors and officers of the Company as of the time of that filing. Their appointment was intended to be effective as of the close of the acquisition transaction, which is now completed. Therefore, the Company wishes to restate that as of April 17, 2008 its current members of the Board and sole officers are as follows:

James R. MacKay; Chairman of the Board of Directors;

Ndewura Wayo Issifu; Vice-Chairman, Board of Directors and COO;

Mr. Willian R. Dunavant; interim Chief Executive Officer, Chief Financial Officer and Director;

Mr. Jose Ramon V. Cortes; Board of Directors

Mr. Richard Specht; Board of Directors, Secretary

Item 8.01 Other Events

Change of Name: The board of directors and the holders of a majority of the common stock of the Company have approved and filed an amendment to the Company’s certificate of incorporation to change the name of the Company to Versa Card, Inc. The change of name became effective upon the filing of the amendment to the Company’s certificate of incorporation with the Delaware Secretary of State on April 4, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

VERSA CARD, INC

formerly Intrepid Global Imaging 3D, Inc.

Signature	Date

By: /s/ William R. Dunavant	April 17, 2008
Name: William R. Dunavant
Title: Interim CEO